As filed with the Securities and Exchange Commission on June 5, 1997.

                                            Registration No. 33-[     ]
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ---------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ----------------------
                           CHATEAU COMMUNITIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           MARYLAND                                       38-3132038
(STATE OR OTHER JURISDICTION                           (I.R.S. EMPLOYER
 OF INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

                           6430 SOUTH QUEBEC STREET
                          ENGLEWOOD, COLORADO  80111
                                (303) 741-3707
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                             ----------------------

   AMENDED AND RESTATED 1993 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                         1997 EQUITY COMPENSATION PLAN
                             (FULL TITLE OF PLAN)
                             --------------------
                               GARY P. MCDANIEL
                           6430 SOUTH QUEBEC STREET
                          ENGLEWOOD, COLORADO  80111
                                (303) 741-3707
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ---------------------
                                  COPIES TO:
                            JAY L. BERNSTEIN, ESQ.
                                ROGERS & WELLS
                                200 PARK AVENUE
                           NEW YORK, NEW YORK 10166
                                (212) 878-8000
                             ----------------------
    IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. <checked-box>
                             ----------------------
                        CALCULATION OF REGISTRATION FEE

    TITLE OF SECURITIES         AMOUNT TO BE        PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
     TO BE REGISTERED            REGISTERED          OFFERING PRICE            AGGREGATE          REGISTRATION FEE
                                                      PER SHARE (1)         OFFERING PRICE
Common Stock,
$.01 par value                    523,084(2)            $21.185(3)            $ 11,081,378              $3,358

Common Stock,
$.01 par value                    950,000(4)            $26.125(5)            $ 24,818,750              $7,521


TOTAL                            1,473,084                                                             $10,879

                                                      (FOOTNOTES ON NEXT PAGE)

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee.

(2) Represents the number of shares of Common Stock that may be purchased upon exercise of stock options outstanding, as of the date hereof, under the registrant's 1993 Plan (as defined herein).

(3) Represents the weighted average exercise price of the outstanding stock options being registered hereby.

(4) Represents the maximum number of unallocated shares of Common Stock reserved for issuance upon exercise of stock options that may be granted in the future or restricted shares of Common Stock that may be issued under the registrant's 1997 Plan (as defined herein).

(5) Represents the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on June 2, 1997.



PAGE

                               EXPLANATORY NOTE

      This Registration Statement covers (i) 523,084 shares of common stock, par value $.01 per share (the "Common Stock"), of Chateau Communities, Inc., a Maryland corporation (the "Registrant"), that may be issued upon the exercise of stock options previously granted under the Amended and Restated 1993 Stock Option and Stock Appreciation Rights Plan of Roc Communities, Inc. (the "1993 Plan"), assumed by the Registrant pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of September 17, 1996, as amended by the Amendment thereto, dated as of December 20, 1996 (collectively, the "Merger Agreement"), by and among the Registrant, Roc Communities, Inc. ("ROC") and a wholly-owned subsidiary of the Registrant, and (ii) 950,000 shares of Common Stock reserved by the Registrant for issuance upon exercise of stock options that may be granted in the future or restricted shares of Common Stock that may be issued under the Registrant's 1997 Equity Compensation Plan (the "1997 Plan," and together with the 1993 Plan, the "Plans"). Pursuant to Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant will deliver a prospectus meeting the requirements of Part I of Form S-8, as amended, to all participants in the Plans.

PAGE

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
        ---------------------------------------

      The following documents of the Registrant which have been filed with the Securities and Exchange Commission (the "Commission") (Commission File No. 001-12496) are hereby incorporated by reference in this Registration Statement.

      (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

      (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; and

      (3) The Registrant's Registration Statement on Form 8-A, which contains a description of the Common Stock, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by  the  Registrant  pursuant  to
Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement of information contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4. DESCRIPTION OF SECURITIES.
        -------------------------

            Not applicable.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
        --------------------------------------

            Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        -----------------------------------------

        The   Registrant's    Charter   limits  the  liability  of   the
Registrant's  directors  and  officers   to   the   Registrant  and  its
stockholders to the fullest extent permitted from time to time by Maryland law. Maryland law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except to the extent that (i) it is proved that the director or officer actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. This provision does not limit the ability of the Registrant or its stockholders to obtain other relief, such as an injunction or rescission.

      The Charter and By-Laws require (or permit, as the case may be) the Registrant to indemnify its directors, officers and certain other parties to the fullest extent permitted from time to time by Maryland law. The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to or at the request of the corporation, unless it is established that (i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonest, (ii) the indemnified party actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; PROVIDED, HOWEVER, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal
benefit was improperly  received.   The termination of any proceeding by
conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted. It is
the   position   of   the  Securities  and  Exchange   Commission   that
indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
        -----------------------------------

        Not applicable.

ITEM 8. EXHIBITS.
        --------

        There are filed with the Registration Statement the following exhibits:

             4.1       Articles  of Amendment  and  Restatement  of  the
                       Registrant  (1993)  (incorporated by reference to
                       the   Exhibits   filed  with   the   Registrant's
                       Quarterly Report on  Form  10-Q for the quarterly
                       period  ended  June  30,  1995,  filed  with  the
                       Commission on August 10, 1995 (File No. 1-12496))
             4.2       Articles of Amendment of the Registrant (1995)
             4.3       Articles  of Amendment of the  Registrant  (1997)
                       (incorporated  by reference to the Exhibits filed
                       with the Registrant's Current Report on Form 8-K,
                       filed with the Commission  on  May 30, 1997 (File
                       No. 1-12496))
             4.4       Amended  and Restated By-Laws of  the  Registrant
                       (incorporated  by reference to the Exhibits filed
                       with the Registrant's  Quarterly  Report  on Form
                       10-Q  for  the  quarterly  period ended March 31,
                       1997, filed with the Commission  on  May 15, 1997
                       (File No. 1-12496))
             4.5       Specimen     of    Common    Stock    Certificate
                       (incorporated by reference to the Exhibits to the
                       Registrant's Registration Statement on Form S-11,
                       filed with the  Commission  on  November 10, 1993
                       (File No. 33-69150))
             5.2       Opinion of Piper & Marbury L.L.P.
            23.1       Consent of Coopers & Lybrand L.L.P.
            23.2       Consent of Piper & Marbury L.L.P.  (contained  in
                       its opinion filed as Exhibit 5.2)
              24       Powers of Attorney (included on page II-4)

ITEM 9. UNDERTAKINGS.
        ------------

      (a)   The Registrant hereby undertakes:

            (1)   To  file,  during  any period in which offers or sales
are  being  made,  a  post-effective  amendment   to  this  registration
statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  II-3
PAGE

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 30th day of May, 1997.


                                    CHATEAU PROPERTIES, INC.

                                    By: /s/ Tamara D. Fischer
                                        ---------------------------------
                                        Tamara D. Fischer
                                        Chief Financial Officer


                                  II-4
PAGE

                               POWER OF ATTORNEY

      Each person whose signature appears below, hereby constitutes and appoints Gary P. McDaniel, C.G. Kellogg and Tamara D. Fischer, or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and sead, in any and all capacities, to sign this Registration Statement and any or all amendments, including pre-effective and post-effective amendments, thereto, and to file the same, with exhibits thereto and any and all other documents filed as part of or in connection herewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE                 TITLE                                  DATE

/s/ John A. Boll          Chairman of the Board of Directors     May 30, 1997
-----------------------
John A. Boll

/s/ Gary P. McDaniel      Director and Chief Executive Officer   May 30, 1997
-----------------------
Gary P. McDaniel          (Principal Executive Officer)

/s/ C.G. Kellogg          Director and President                 May 30, 1997
-----------------------
C.G. Kellogg

/s/ Tamara D. Fischer      Chief Financial Officer (Principal    May 30, 1997
-----------------------
Tamara D. Fischer          Financial Accounting Officer)

/s/ Edward R. Allen        Director                              May 30, 1997
-----------------------
Edward R. Allen

/s/ Gebran S. Anton, Jr.   Director                              May 30, 1997
-----------------------
Gebran S. Anton, Jr.

/s/ James L. Clayton       Director                              May 30, 1997
-----------------------
James L. Clayton

/s/ Steven G. Davis        Director                              May 30, 1997
-----------------------
Steven G. Davis

/s/ James M. Hankins       Director                              May 30, 1997
-----------------------
James M. Hankins

/s/ James M. Lane          Director                              May 30, 1997
-----------------------
James M. Lane

/s/ Donald E. Miller       Director                              May 30, 1997
-----------------------
Donald E. Miller

s/ Rhonda G. Hogan        Director                               May 30, 1997
-----------------------
Rhonda G. Hogan

                                  II-5
PAGE

                                   INDEX TO EXHIBITS




     EXHIBIT NO.                           DESCRIPTION                               PAGE NO.

         4.1 Articles of Amendment and Restatement of the Registrant (1993) (incorporated by reference to the Exhibits filed with the Registrant's
                                Quarterly Report on Form 10-Q for the
                                quarterly period ended June 30, 1995, filed with the Commission on August 10, 1995 (File
                                No. 1-12496))

          4.2                   Articles of Amendment of the Registrant (1995)

          4.3                   Articles of Amendment of the Registrant (1997)
                                (incorporated by reference to the Exhibits filed with the Registrant's Current Report on Form 8-K, filed with the Commission on May 30, 1997 (File
                                No. 1-12496))

          4.4                   Amended and Restated By-Laws of the Registrant
                                (incorporated by reference to the Exhibits filed
                                with the Registrant's Quarterly Report on Form 10-Q
                                for the quarterly period ended March 31, 1997,
                                filed with the Commission on May 15, 1997 (File No.
                                1-12496))

          4.3                   Specimen of Common Stock Certificate (incorporated
                                by reference to the Exhibits to the Registrant's
                                Registration Statement on Form S-11, filed with the
                                Commission on November 10, 1993 (File No. 33-69150))

          5.2                   Opinion of Piper & Marbury L.L.P.

         23.1                   Consent of Coopers & Lybrand L.L.P.

         23.3                   Consent of Piper & Marbury L.L.P. (contained in its
                                opinion filed as Exhibit 5.2)

         24                     Powers of Attorney (included on page II-4)



                                  II-6
PAGE